SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

December 7, 2006

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

     On December 7, 2006, the Registrant's Board of Directors received notice of Mr. Stephen M. Gose, Jr's resignation from the Board of Directors. The Board accepted Mr. Gose's resignation and named James E. Sigmon as its new Chairman at its regularly scheduled meeting on December 8, 2006. A copy of the Company's press release regarding this change, dated December 11, 2006, is attached as Exhibit 99.1 to this Form 8-K.

     Also at its meeting on December 8, 2006, the Board of Directors accepted the recommendation of its Compensation Committee concerning the base salaries to be paid to named executive officers and the annual retainers to be paid to non-employee directors effective January 1, 2007. Base salaries for named executive officers will be as follows: James E. Sigmon, President, Chief Executive Officer and Chairman of the Board -- $350,000; P. Mark Stark, VP, Treasurer and Chief Financial Officer --$210,000; James. J. Bookout, VP and Chief Operating Officer -- $192,000; Roberto R. Thomae, VP - Capital Markets -- $176,000; M. Frank Russell, VP and General Counsel -- $172,000. The annual retainer for each non-employee director will be $30,000, which is paid in quarterly installments.

Item 9.01: Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press release dated December 11, 2006, entitled "James E. Sigmon Named Chairman of The Exploration Company's Board Following Retirement of Stephen M. Gose Jr."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 12, 2006

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ P. Mark Stark

P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)